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                                                      Exhibit 5.1

                                October 22, 1997

Venture Seismic Ltd.
3110 80th Avenue SE
Calgary, Alberta T2C 1J3


               Re:REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

        We have served as your Canadian counsel in connection with the preparation of your Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, representing the offering and issuance to certain persons under the Venture Seismic Ltd. 1995 Stock Option Plan, as amended (the "Plan") of an aggregate of 450,000 shares of your Common Shares, no par value (the "Common Shares").

        We have examined such corporate records, documents and matters of law as we have considered appropriate for the purposes of this opinion. In reviewing the foregoing documents, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to authentic or original documents of all documents submitted to us as certified, true or photostatic copies.

        We are members of the Law Society of Alberta, are not permitted to practice law in any other province in Canada and are not experts in the laws of other provinces of Canada or of any other jurisdiction. This opinion is rendered solely with respect to the laws of the Province of Alberta and the federal laws of Canada applicable therein.

        Based upon such examination and our participation in the preparation of the Registration Statement, it is our opinion that the Common Shares, when issued in the manner described in the Plan, will be validly issued as fully paid and non-assessable Common Shares.

        We consent to the reference made to our firm in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.

                            Very truly yours,

                            /s/ BURSTALL WARD

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